EX-35.9
(logo) WELLS FARGO

Corporate Trust Services
Trust Administration Group
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045
ctsservicercomplianceteam@wellsfargo.com



Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY, NY 10036


RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Custodian for the Mall at Tuttle Crossing loan combination and the Westfield Countryside loan combination (in such capacity, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2013
(the "reporting period"):

(a) A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.


Date: 4/7/2014


/s/ Gail Vannest
Gail Vannest
Vice President


(page)


To:  Morgan Stanley Capital I Inc.


Schedule A


List of Servicing Agreement(s) and Series


1. Pooling and Servicing Agreement dated as of August 1, 2013, by and among BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC, as
   Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer Midland Loan Services, A Division of PNC Bank, National Association, as Special Servicer, Deutsche Bank Trust Company Americas, as Trustee, and SITUS HOLDINGS, LLC, as Trust Advisor and Wells Fargo Bank, N.A.
   as Certificate Administrator, Paying Agent and Custodian relating to the Series MSBAM 2013-C11 Commercial Mortgage Pass-Through Certificates, relating to the Mall at Tuttle Crossing combination loan, a pari passu portion of which is included in the Series MSBAM 2013-C10 Commercial Mortgage Pass-Through Certificates transaction and the Westfield Countryside loan combination, a pari passu portion of which is included in the Series MSBAM 2013-C12 Commercial Mortgage Pass-Through Certificates transaction.


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To:  Morgan Stanley Capital I Inc.


Schedule B


Material Non-Compliance with Servicing Obligations

Not Applicable